Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2015 THIRD-QUARTER RESULTS
CHICAGO, October 22 - GATX Corporation (NYSE:GMT) today reported 2015 third quarter net income of $39.5 million or $0.91 per diluted share, compared to net income of $51.3 million or $1.14 per diluted share in the third quarter of 2014. Net income through September 2015 was $147.1 million or $3.33 per diluted share, compared to $146.5 million or $3.18 per diluted share in the prior year period. The 2015 third quarter and year-to-date results include a net after-tax loss of $26.6 million, or $0.61 per diluted share related to the company’s decision to exit the majority of its marine investments within the Portfolio Management segment.
“The North American railcar leasing environment in 2015 has been consistent with our initial outlook,” said Brian A. Kenney, president and chief executive officer of GATX. “Certain North American car types, especially coal cars, are experiencing decreasing demand. However, GATX’s Lease Price Index, renewal metrics, and remarketing income all remain strong. Rail North America’s utilization remains extremely high at 99.2%, reflecting the composition and term structure of GATX’s diverse fleet.”
“Rail International, particularly our European fleet, continues to achieve solid operating results. At American Steamship Company, favorable weather conditions, higher water levels, and spot cargoes helped to partially offset softening demand for iron ore on the Great Lakes.”
“During the third-quarter of 2015 we made a strategic decision to exit the majority of our marine investments within our Portfolio Management segment. Although our investments in inland marine assets historically performed very well for GATX, our investments in ocean-going vessels have experienced significant earnings volatility. Given that inland marine and ocean-going investments are no longer core to GATX, we are opting to monetize these investments. The investments in Rolls-Royce and Partners Finance are unaffected by this decision and these joint ventures continue to perform very well.”
Mr. Kenney concluded, “We expect our 2015 full-year earnings to be at the upper range of our previously stated estimate of $5.15 to $5.35 per diluted share, excluding any impact of the exit from Portfolio Management’s marine investments.”

“Looking longer-term, the growing over-supply of tank cars is decreasing tank car renewal rates and making it more difficult to place new tank cars delivering in 2016. Our early recognition of the impending changes in the tank car market was the backdrop for our strategy to lock in attractive lease rates for longer terms and maintain a disciplined investment strategy. As a result of this strategy, our committed lease revenues are at record levels, and this base of stable cash flow will serve us well when the environment for more attractive investment opportunities develops.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $90.0 million in the third quarter of 2015, compared to $70.6 million in the third quarter of 2014. The increase in quarterly segment profit was primarily attributable to improved utilization and higher lease rates across the fleet.
Year to date, Rail North America reported segment profit of $280.7 million, compared to $237.3 million in the same period of 2014. The increase in year-to-date segment profit was driven by increased lease revenue from higher lease rates as well as a nine-month contribution and higher utilization from the acquired boxcar fleet compared to six months at a lower utilization rate in the prior year.
At September 30, 2015, Rail North America’s wholly owned fleet was approximately 125,000 cars, including more than 18,500 boxcars. The following fleet statistics exclude the boxcar fleet.
Fleet utilization was 99.2% at the end of the third quarter, compared to 99.3% at the end of the prior quarter and 98.8% at the end of the third quarter of 2014. During the third quarter, the GATX Lease Price Index (“LPI”), a weighted average lease renewal rate for a group of railcars representative of Rail North America's fleet, increased 25.6% over the weighted average expiring lease rate. This compares to a 36.3% increase in the prior quarter and a 46.9% increase in the third quarter of 2014. A lackluster coal market continues to negatively impact GATX’s LPI. The average lease renewal term for all cars included in the LPI during the third quarter was 60 months, compared to 54 months in the prior quarter and 68 months in the third quarter of 2014. Asset remarketing income was approximately $10.5 million during the quarter, and total investment volume was nearly $98 million.
Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International's segment profit was $15.5 million in the third quarter of 2015, compared to $19.7 million in the third quarter of 2014. Rail International reported segment profit of $56.4 million year-to-date 2015, compared to $59.8 million for the same period in 2014. The decrease in the segment profit was driven primarily by the effects of a weaker Euro. These foreign exchange rate impacts have been partially offset by higher lease revenue and lower maintenance costs at GATX Rail Europe (“GRE”).

At September 30, 2015, GRE's fleet consisted of approximately 22,800 cars and utilization was 95.7%, compared to 95.5% at the end of the second quarter and 95.1% at the end of the third quarter of 2014.
Additional fleet statistics for GATX Rail Europe are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (“ASC”) reported a segment profit of $10.9 million in the third quarter of 2015 compared to segment profit of $15.2 million in the third quarter of 2014. Segment profit year-to-date 2015 was $13.4 million, compared to $17.1 million year-to-date 2014. ASC carried 19.5 million net tons of cargo through the third quarter of 2015, compared to 19.6 million net tons in the prior year period. The decrease in segment profit was driven by commodity and trade mix variances.
PORTFOLIO MANAGEMENT
In the third quarter of 2015, Portfolio Management recorded a segment loss of $17.3 million, including a net pre-tax loss of approximately $42.5 million ($26.6 million after-tax) associated with the planned exit of the majority of Portfolio Management’s marine investments. The loss associated with this exit taken in the third quarter is expected to be partially offset by inland marine-related disposition gains that we expect to achieve in the fourth quarter.
Segment profit year-to-date 2015 was $8.9 million, compared to $40.1 million year-to-date 2014. The decrease in year-to-date segment profit was due to a net loss associated with the planned exit from Portfolio Management’s marine investments.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 116 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company's website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2015 third-quarter results. Call details are as follows:

Thursday, October 22nd
11:00 A.M. Eastern Time
Domestic Dial-In:    1-877-675-4753
International Dial-In:    1-719-325-4810
Access Code:         216717
Replay: 1-888-203-1112 or 1-719-457-0820/Access Code: 216717

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) changes in regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids, (2) competitive factors in our primary markets, (3) inability to maintain our assets on lease at satisfactory rates, (4) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services, (5) changes to, or failure to comply with, laws, rules, and regulations applicable to our assets and operations, (6) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives, (7) financial and operational risks associated with long-term railcar purchase commitments, (8) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs, (9) events having an adverse impact on assets, customers, or regions where we have a large investment, (10) decreased demand for certain railcars used in the petroleum industry due to sustained low crude-oil prices, (11) risks related to international operations and expansion into new geographic markets, (12) inadequate allowances to cover credit losses in our portfolio, (13) asset impairment charges we may be required to recognize, (14) environmental remediation costs or a negative outcome in our pending or threatened litigation, (15) inability to obtain cost-effective insurance, (16) fluctuations in foreign exchange rates, (17) operational and financial risks related to our affiliate investments, (18) reduced opportunities to generate asset remarketing income, (19) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees, and (20) other risks discussed in our filings with the US Securities and Exchange Commission (SEC), including our form 10-K for the year ended December 31, 2014, and our subsequently filed form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).
Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
Christopher.LaHurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(10/22/15)
--Tabular Follow

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30

	2015	2014	2015	2014
Revenues
Lease revenue	$286.2	$279.1	$845.1	$804.0
Marine operating revenue	77.6	98.9	167.8	188.8
Other revenue	22.4	19.2	58.3	56.8
Total Revenues	386.2	397.2	1,071.2	1,049.6
Expenses
Maintenance expense	83.9	85.6	242.4	242.7
Marine operating expense	48.5	64.8	114.7	134.4
Depreciation expense	75.0	71.9	217.9	201.7
Operating lease expense	22.3	27.4	65.4	81.6
Other operating expense	8.3	8.0	23.4	21.3
Selling, general and administrative expense	44.4	45.8	134.7	133.4
Total Expenses	282.4	303.5	798.5	815.1
Other Income (Expense)
Net (loss) gain on asset dispositions	(4.5)	6.3	49.5	62.6
Interest expense, net	(37.7)	(38.1)	(117.1)	(119.6)
Other expense	(3.1)	(3.1)	(8.7)	(11.4)
Income before Income Taxes and Share of Affiliates’ Earnings	58.5	58.8	196.4	166.1
Income Taxes	(20.3)	(19.9)	(68.1)	(54.2)
Share of Affiliates’ Earnings (net of tax)	1.3	12.4	18.8	34.6
Net Income	$39.5	$51.3	$147.1	$146.5

Share Data
Basic earnings per share	$0.92	$1.16	$3.38	$3.24
Average number of common shares	42.8	44.4	43.5	45.3
Diluted earnings per share	$0.91	$1.14	$3.33	$3.18
Average number of common shares and common share equivalents	43.4	45.2	44.1	46.1
Dividends declared per common share	$0.38	$0.33	$1.14	$0.99

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2015	2014
Assets
Cash and Cash Equivalents	$116.0	$209.9
Restricted Cash	15.5	14.5
Receivables
Rent and other receivables	90.7	86.0
Loans	9.6	97.3
Finance leases	170.5	174.7
Less: allowance for losses	(6.3)	(5.7)
	264.5	352.3

Operating Assets and Facilities	8,141.2	8,143.5
Less: allowance for depreciation	(2,487.9)	(2,455.5)
	5,653.3	5,688.0

Investments in Affiliated Companies	364.1	357.7
Goodwill	81.4	86.1
Other Assets	409.9	229.0
Total Assets	$6,904.7	$6,937.5
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$148.7	$165.9
Debt
Commercial paper and borrowings under bank credit facilities	18.1	72.1
Recourse	4,271.2	4,179.9
Nonrecourse	9.2	15.9
Capital lease obligations	3.6	6.3
	4,302.1	4,274.2

Deferred Income Taxes	987.1	937.3
Other Liabilities	197.8	246.1
Total Liabilities	5,635.7	5,623.5
Total Shareholders’ Equity	1,269.0	1,314.0
Total Liabilities and Shareholders’ Equity	$6,904.7	$6,937.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$234.9	$44.1	$1.1	$6.1	$—	$286.2
Marine operating revenue	—	—	61.7	15.9	—	77.6
Other revenue	20.3	1.7	—	0.4	—	22.4
Total Revenues	255.2	45.8	62.8	22.4	—	386.2
Expenses
Maintenance expense	66.7	9.9	7.3	—	—	83.9
Marine operating expense	—	—	36.7	11.8	—	48.5
Depreciation expense	54.5	11.1	4.7	4.7	—	75.0
Operating lease expense	20.6	(0.1)	1.8	—	—	22.3
Other operating expense	6.8	1.1	—	0.4	—	8.3
Total Expenses	148.6	22.0	50.5	16.9	—	238.0
Other Income (Expense)
Net gain (loss) on asset dispositions	11.5	0.5	—	(16.5)	—	(4.5)
Interest expense, net	(27.0)	(7.0)	(1.4)	(4.7)	2.4	(37.7)
Other expense	(1.2)	(1.8)	—	—	(0.1)	(3.1)
Share of affiliates’ earnings (pretax) (1)	0.1	—	—	(1.6)	—	(1.5)
Segment Profit (Loss)	$90.0	$15.5	$10.9	$(17.3)	$2.3	$101.4
Selling, general and administrative expense						44.4
Income taxes (includes $2.8 tax benefit related to affiliates’ earnings)						17.5
Net Income						$39.5
Selected Data:
Investment Volume	$97.8	$40.9	$0.8	$1.9	$0.7	$142.1
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$10.2	$—	$—	$7.2	$—	$17.4
Residual sharing income	0.3	—	—	7.3	—	7.6
Non-remarketing disposition gains (2)	1.0	0.6	—	—	—	1.6
Asset impairment	—	(0.1)	—	(31.0)	—	(31.1)
Total Net Gain on Asset Dispositions	$11.5	$0.5	$—	$(16.5)	$—	$(4.5)

(1) Includes a $19.0 million impairment loss in the Portfolio Management segment.
(2) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2014
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$222.6	$47.9	$1.1	$7.5	$—	$279.1
Marine operating revenue	—	—	82.7	16.2	—	98.9
Other revenue	15.7	2.3	—	1.2	—	19.2
Total Revenues	238.3	50.2	83.8	24.9	—	397.2
Expenses
Maintenance expense	65.7	11.0	8.9	—	—	85.6
Marine operating expense	—	—	52.2	12.6	—	64.8
Depreciation expense	49.7	11.9	4.5	5.8	—	71.9
Operating lease expense	25.6	—	1.8	—	—	27.4
Other operating expense	6.1	1.2	—	0.7	—	8.0
Total Expenses	147.1	24.1	67.4	19.1	—	257.7
Other Income (Expense)
Net gain on asset dispositions	4.4	0.8	—	1.1	—	6.3
Interest expense, net	(24.1)	(6.0)	(1.4)	(5.8)	(0.8)	(38.1)
Other expense	(1.0)	(1.1)	0.2	(1.4)	0.2	(3.1)
Share of affiliates’ earnings (pretax)	0.1	(0.1)	—	17.0	—	17.0
Segment Profit (Loss)	$70.6	$19.7	$15.2	$16.7	$(0.6)	$121.6
Selling, general and administrative expense						45.8
Income taxes (includes $4.6 related to affiliates’ earnings)						24.5
Net Income						$51.3
Selected Data:
Investment Volume	$118.9	$45.6	$0.9	$5.0	$1.1	$171.5
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$1.2	$—	$—	$—	$—	$1.2
Residual sharing income	0.1	—	—	1.1	—	1.2
Non-remarketing disposition gains (1)	3.1	0.9	—	—	—	4.0
Asset impairment	—	(0.1)	—	—	—	(0.1)
Total Net Gain on Asset Dispositions	$4.4	$0.8	$—	$1.1	$—	$6.3

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$694.3	$128.6	$3.1	$19.1	$—	$845.1
Marine operating revenue	—	—	119.7	48.1	—	167.8
Other revenue	51.8	5.3	—	1.2	—	58.3
Total Revenues	746.1	133.9	122.8	68.4	—	1,071.2
Expenses
Maintenance expense	199.7	28.2	14.5	—	—	242.4
Marine operating expense	—	—	77.7	37.0	—	114.7
Depreciation expense	160.1	32.6	9.6	15.6	—	217.9
Operating lease expense	62.0	—	3.5	—	(0.1)	65.4
Other operating expense	18.1	3.5	—	1.8	—	23.4
Total Expenses	439.9	64.3	105.3	54.4	(0.1)	663.8
Other Income (Expense)
Net gain (loss) on asset dispositions	54.4	6.5	—	(11.4)	—	49.5
Interest expense, net	(76.1)	(16.5)	(4.0)	(15.5)	(5.0)	(117.1)
Other expense	(4.2)	(3.0)	(0.1)	—	(1.4)	(8.7)
Share of affiliates’ earnings (pretax) (1)	0.4	(0.2)	—	21.8	—	22.0
Segment Profit (Loss)	$280.7	$56.4	$13.4	$8.9	$(6.3)	$353.1
Selling, general and administrative expense						134.7
Income taxes (includes $3.2 related to affiliates’ earnings)						71.3
Net Income						$147.1
Selected Data:
Investment Volume	$362.8	$110.1	$20.3	$2.2	$2.9	$498.3
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$51.1	$—	$—	$9.3	$—	$60.4
Residual sharing income	0.7	—	—	10.3	—	11.0
Non-remarketing disposition gains (2)	2.6	6.7	—	—	—	9.3
Asset impairment	—	(0.2)	—	(31.0)	—	(31.2)
Total Net Gain on Asset Dispositions	$54.4	$6.5	$—	$(11.4)	$—	$49.5

(1) Includes a $19.0 million impairment loss in the Portfolio Management segment.
(2) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2014
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$635.7	$142.8	$3.2	$22.3	$—	$804.0
Marine operating revenue	—	—	145.2	43.6	—	188.8
Other revenue	46.4	6.7	—	3.7	—	56.8
Total Revenues	682.1	149.5	148.4	69.6	—	1,049.6
Expenses
Maintenance expense	192.2	34.1	16.4	—	—	242.7
Marine operating expense	—	—	97.9	36.5	—	134.4
Depreciation expense	140.3	35.4	8.9	17.1	—	201.7
Operating lease expense	78.2	—	3.5	—	(0.1)	81.6
Other operating expense	16.1	3.6	—	1.6	—	21.3
Total Expenses	426.8	73.1	126.7	55.2	(0.1)	681.7
Other Income (Expense)
Net gain (loss) on asset dispositions	53.1	5.8	(0.4)	4.1	—	62.6
Interest expense, net	(74.0)	(18.4)	(4.2)	(18.7)	(4.3)	(119.6)
Other (expense) income	(4.7)	(3.8)	—	(1.1)	(1.8)	(11.4)
Share of affiliates’ earnings (pretax)	7.6	(0.2)	—	41.4	—	48.8
Segment Profit (Loss)	$237.3	$59.8	$17.1	$40.1	$(6.0)	$348.3
Selling, general and administrative expense						133.4
Income taxes (includes $14.2 related to affiliates’ earnings)						68.4
Net Income						$146.5
Selected Data:
Investment Volume	$660.7	$127.2	$16.9	$17.0	$4.8	$826.6
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$40.5	$0.6	$—	$0.5	$—	$41.6
Residual sharing income	4.5	—	—	3.5	—	8.0
Non-remarketing disposition gains (1)	8.1	5.3	—	—	—	13.4
Asset impairment	—	(0.1)	(0.4)	0.1	—	(0.4)
Total Net Gain on Asset Dispositions	$53.1	$5.8	$(0.4)	$4.1	$—	$62.6

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)
Impact of Other Items on Net Income:

	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
Other Items
Disposition of marine investments	(26.6)	—	(26.6)	—
Total impact on Net Income	$(26.6)	$—	$(26.6)	$—

Impact of Other Items on Diluted Earnings per Share:

	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
Other Items
Disposition of marine investments	(0.61)	—	(0.61)	—
Total impact on Diluted Earnings per Share	$(0.61)	$—	$(0.61)	$—

_________
We highlight these items to allow for a more meaningful comparison of financial performance between years and to provide transparency into the operating results of our business.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015
Assets by Segment (includes off-balance-sheet assets)
Rail North America	$4,902.2	$4,939.9	$5,057.6	$5,081.2	$5,076.7
Rail International	1,220.1	1,193.0	1,029.1	1,075.2	1,101.2
ASC	304.2	298.3	283.8	317.0	304.9
Portfolio Management	814.2	811.4	792.1	793.4	730.7
Other	118.1	88.3	103.4	87.8	98.6
Total Assets, excluding cash	$7,358.8	$7,330.9	$7,266.0	$7,354.6	$7,312.1
Capital Structure
Commercial paper and bank credit facilities,
net of unrestricted cash	$(0.2)	$(137.8)	$(348.6)	$(54.8)	$(97.9)
On-balance-sheet recourse debt	4,081.8	4,179.9	4,443.8	4,208.1	4,271.2
On-balance-sheet nonrecourse debt	18.1	15.9	13.7	11.5	9.2
Off-balance-sheet recourse debt	562.9	566.7	527.4	519.1	493.5
Off-balance-sheet nonrecourse debt	52.9	51.1	49.2	47.4	45.4
Capital lease obligations	6.3	6.3	5.0	5.0	3.6
Total Borrowings, net of unrestricted cash	$4,721.8	$4,682.1	$4,690.5	$4,736.3	$4,725.0
Total Recourse Debt (1)	$4,650.8	$4,615.1	$4,627.6	$4,677.4	$4,670.4
Shareholders’ Equity	$1,331.2	$1,314.0	$1,282.5	$1,285.4	$1,269.0
Recourse Leverage (2)	3.5	3.5	3.6	3.6	3.7
 _________
(1) Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.
(2) Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets (Including Off-Balance-Sheet Assets), Excluding Cash:
Total Assets	$6,816.3	$6,937.5	$7,056.4	$6,860.0	$6,904.7
Less: cash	(73.3)	(224.4)	(367.0)	(71.9)	(131.5)
Add off-balance-sheet assets:
Rail North America	602.9	606.1	566.1	557.2	530.9
ASC	12.9	11.7	10.5	9.3	8.0
Total Assets, excluding cash	$7,358.8	$7,330.9	$7,266.0	$7,354.6	$7,312.1

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	46.9%	39.2%	43.2%	36.3%	25.6%
Average renewal term (months)	68	67	59	54	60
Fleet Rollforward (2)
Beginning balance	106,894	107,387	107,343	106,949	106,984
Cars added	958	835	1,013	823	620
Cars scrapped	(440)	(202)	(261)	(347)	(396)
Cars sold	(25)	(677)	(1,146)	(441)	(816)
Ending balance	107,387	107,343	106,949	106,984	106,392
Utilization	98.8%	99.2%	99.3%	99.3%	99.2%
Average active railcars	105,755	106,569	106,541	106,211	105,896
Boxcar Fleet
Ending balance	19,146	19,021	18,912	18,651	18,567
Utilization	91.3%	92.7%	92.8%	97.3%	96.6%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	21,684	21,960	22,451	22,497	22,483
Cars added	481	657	249	301	412
Cars scrapped/sold	(205)	(166)	(203)	(315)	(150)
Ending balance	21,960	22,451	22,497	22,483	22,745
Utilization	95.1%	95.9%	95.9%	95.5%	95.7%
Average active railcars	20,833	21,111	21,479	21,427	21,630
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	79.5%	79.5%	79.0%	77.5%	77.5%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	3.6%	3.9%	0.3%	(3.8)%	(4.4)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	1.5%	1.2%	1.8%	0.4%	0.5%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	12.8%	12.7%	0.4%	(1.1)%	(5.9)%
Production Backlog at Railcar Manufacturers (5)	124,437	142,837	138,856	135,805	122,591
American Steamship Company Statistics
Total Net Tons Carried (millions)	11.3	10.9	0.8	8.4	10.3
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(1) GATX's Lease Price Index ("LPI") is an internally-generated business indicator that measures lease rate pricing on renewals within our North American railcar fleet, excluding the boxcar fleet. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).